ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            THE YACKTMAN FUNDS, INC.

             Pursuant to Section 2-208.1 of the Maryland General Corporation Law (the "MGCL"), The Yacktman Funds, Inc., having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

             FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

             SECOND: Pursuant to Section 2-105(c) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on February 14, 1997, resolutions: (a) increasing the total number of shares of Common Stock, $0.0001 par value, that the Company has authority to issue pursuant to Article IV of the Company's Articles of Incorporation from 500,000,000 shares to 1,000,000,000 shares; and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

             THIRD: (a) The total number of shares of stock which the Company was heretofore authorized to issue was 500,000,000 shares of Common Stock, $0.0001 par value, of which 500,000,000 shares were designated as follows and no shares were undesignated:

                  Class               Fund              Shares

                    A       The Yacktman Fund        500,000,000

             (b) The total number of shares of stock which the Company shall be authorized to issue upon the filing of these Articles Supplementary for record with the Department is 1,000,000,000 shares of Common Stock, $0.0001 par value, of which 500,000,000 shares shall be designated as follows and 500,000,000 shares shall be undesignated:

                  Class               Fund              Shares

                    A       The Yacktman Fund        500,000,000

             FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

             IN WITNESS WHEREOF, the Company has caused these presents to be signed in its name and on behalf by its President and attested by its Secretary as of this ____ day of __________, 1997.

                                      THE YACKTMAN FUNDS, INC.


                                      By: _______________________________
                                           Donald A. Yacktman, President



                                      Attest: ____________________________
                                            Jon D. Carlson, Secretary